Master Bond LLC:

Master Total Return Portfolio

FILE #811-21434

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
12/06/07	FNMA PFD Ser S	280,000,000	1,218,825

Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities Inc, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc, Deutsche Bank Securities Inc, Morgan Stanley & Co. Incorporated, UBS Securities LLC

12/18/07	Wachovia Corporation	80,000,000	1,540,000

Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC, Banc of America Securities LLC, Barclays Capital Inc., Cabrera Capital Markets, LLC, Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Goldman, Sachs & Co., Greenwich Capital Markets, Inc, ING Financial Markets LLC, KeyBanc Capital Markets, a division of McDonald Investments Inc., Lehman Brothers Inc., NatCity Investments, Inc., RBC Dain Rauscher Inc., Samuel A. Ramirez & Company, Inc., Sandler O'Neill & Partners, L.P., The Williams Capital Group, L.P., Wells Fargo Securities, LLC

01/14/08	TARGET CORPORATION	1,250,000,000	24,975,000

Banc of America Securities LLC, Citigroup Global Markets Inc., Lehman Brothers Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., HSBC Securities (USA) Inc., Mitsubishi UFJ Securities International plc, Mizuho Securities USA Inc., Piper Jaffray & Co., Wachovia Capital Markets LLC, Wells Fargo Securities, LLC

01/18/08	CITIGROUP INC	130,000,000	281,500

Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC, Wachovia Capital Markets, LLC, Bank of America Securities LLC, Barclays Capital Inc., Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Lehman Brothers Inc., RBC Dain Rauscher Inc., Wells Fargo Securities, LLC